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                                                                 Exhibit (a)(xi)

                              SEASONS SERIES TRUST

                            Certificate of Amendment

      I, Nori L. Gabert, do hereby certify that I am a duly elected Secretary of Seasons Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the "Trust"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Declaration of Trust, dated October 10, 1995 and filed October 11, 1995, as amended from time to time (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of Trustees of the Trust, the attached Amended and Restated Establishment and Designation of Series and Classes of Shares was duly approved and adopted in the manner provided in the Declaration of Trust.

IN WITNESS WHEREOF, I have hereunto set forth my hand this 26th day of May, 2005.

                                              Name: /s/ NORI L. GABERT
                                                    ------------------------
                                              Title: Secretary

                              SEASONS SERIES TRUST

                              AMENDED AND RESTATED
         ESTABLISHMENT AND DESIGNATION OF SERIES AND CLASSES OF SHARES

      WHEREAS, the Declaration of Trust of SEASONS SERIES TRUST, (the "Trust") was made on October 10, 1995 by the Trustees thereunder, and filed with the Secretary of The Commonwealth of Massachusetts (the "Commonwealth") on October 11, 1995 (as amended from time to time, the "Declaration");

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares was filed with the Secretary of The Commonwealth of Massachusetts on February 28, 1997, pursuant to an affirmative vote of a majority of the Board of Trustees, at a meeting duly called and held on February 25, 1997, stating that, effective as of February 25, 1997, six series of the Trust's unissued shares of beneficial interest, $.01 par value, (referred to individually as a "Fund" and collectively as the "Funds") were established and designated to have all the rights and preferences described in the Declaration of Trust, Multi-Managed Growth Portfolio; Multi-Managed Moderate Growth Portfolio; Multi-Managed Income/Equity Portfolio; Multi-Managed Income Portfolio; Asset Allocation:
Diversified Growth Portfolio; and Stock Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares was filed with the Secretary of The Commonwealth of Massachusetts on December 15, 1998, pursuant to the Unanimous Consent of Trustees dated October 30, 1998, stating that, effective as of October 30, 1998, nine series of the Trust's unissued shares of beneficial interest, $.01 par value, were established and designated to have all the rights and preferences described in the Declaration of Trust, Large-Cap Growth Portfolio, Large-Cap Composite Portfolio, Large-Cap Value Portfolio, Mid-Cap Growth Portfolio, Mid-Cap Value Portfolio, Small-Cap Portfolio, International Equity Portfolio, Diversified Fixed Income Portfolio, and Cash Management Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares was filed with the Secretary of The Commonwealth of Massachusetts on June 27, 2000, pursuant to an affirmative vote of a majority of the Board of Trustees, at a meeting held on May 23, 2000, stating that, effective as of July 1, 2000, one series of the Trust's unissued shares of beneficial interest, $.01 par value, was established and designated to have all the rights and preferences described in the Declaration of Trust, Focus Growth Portfolio; and that Large-Cap Growth Portfolio was renamed Large Cap Growth Portfolio, that Large-Cap Composite Portfolio was renamed Large Cap Composite Portfolio; that Large-Cap Value Portfolio was renamed Large Cap Value Portfolio; that Mid-Cap Growth Portfolio was renamed Mid Cap Growth Portfolio; that Mid-Cap Value Portfolio was renamed Mid Cap Value Portfolio; and Small-Cap Portfolio was renamed Small Cap Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on September 29, 2000, pursuant to an affirmative vote of a majority of the Board of Trustees, at a meeting duly called and held on May 23, 2000, stating that, effective as of October 16, 2000, the shares of beneficial interest of each of the sixteen existing series, were divided into two classes of shares, which were designated Class A and Class B; and the previously issued and existing shares of beneficial interest of each existing series of the Trust, were reclassified as Class A shares, and the rights and preferences thereof were set forth therein;

      WHEREAS, and Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on December 14, 2000, pursuant to the unanimous vote of the Trustees, at a meeting held on November 29, 2000, stating that, effective on or about December 29, 2000, two series of the Trust's unissued shares of beneficial interest were established and designated, Focus TechNet Portfolio, and Focus Growth and Income Portfolio; the shares of each Portfolio were further divided into two classes of shares, which were designated Class A and Class B, and the rights and preferences thereof were set forth therein;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on September 21, 2001, pursuant to the unanimous vote of the Trustees, at a meeting held on August 21, 2001, stating that, effective as of September 24, 2001, one series of the Trust's unissued shares of beneficial interest, was established and designated, Focus Value Portfolio; the shares of the Portfolio were further divided into two classes designated as Class A and Class B, and the rights and preferences thereof were set forth therein;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Classes was filed with the Secretary of The Commonwealth of Massachusetts on September 25, 2002, pursuant to the Unanimous Written Consent of Trustees, dated July 31, 2002, stating that, effective as of November 11, 2002, the shares of beneficial interest of each existing series of the Trust were divided into three classes of shares which were designated Class 1, Class 2 and Class 3; and that the shares previously issued and outstanding as Class A and Class B were redesignated as Class 1 and Class 2 respectively, and the rights and preferences were set forth therein;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on October 28, 2004, pursuant to the unanimous vote of the Trustees, at a meeting held on September 9, 2004, stating that, effective November 1, 2004, five series of the Trust's unissued shares of beneficial interest, were established to have all the rights and preferences described in the Declaration of Trust and designated Strategic Fixed Income Portfolio, Allocation Balanced Portfolio, Allocation Moderate Portfolio,

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Allocation Growth Portfolio, and Allocation Conservative Portfolio; and were further divided into three classes of shares, which were designated Class 1, Class 2, and Class 3, and the rights and preferences thereof were set forth therein;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares, filed with the Secretary of The Commonwealth of Massachusetts on January 13, 2005, pursuant to the Unanimous Consent of Trustees dated January 11, 2005, stating that, effective as of January 11, 2005, Allocation Moderate Portfolio was renamed Allocation Moderate Growth Portfolio, and Allocation Balanced Portfolio was renamed Allocation Moderate Portfolio, and that Allocation Conservative Portfolio was renamed Allocation Balanced Portfolio;

      NOW THEREFORE, the undersigned being a majority of the Trustees DO HEREBY CONFIRM that the established and designated series and classes of beneficial interest of the Trust, $.01 par value, having all the rights and preferences described in the Declaration of Trust are as follows:

1.

Multi-Managed Growth Portfolio                     International Equity Portfolio

Multi-Managed Moderate Growth Portfolio            Diversified Fixed Income Portfolio

Multi-Managed Income/Equity Portfolio              Cash Management Portfolio

Multi-Managed Income Portfolio                     Focus Growth Portfolio

Asset Allocation Diversified Growth Portfolio      Focus TechNet Portfolio

Stock Portfolio                                    Focus Growth and Income Portfolio

Large Cap Growth Portfolio                         Focus Value Portfolio

Large Cap Value Portfolio                          Allocation Moderate Portfolio
                                                   (f/k/a Allocation Balanced Portfolio)

Mid Cap Growth Portfolio                           Allocation Moderate Growth Portfolio
                                                   (f/k/a Allocation Moderate Portfolio)

Mid Cap Value Portfolio                            Allocation Growth Portfolio

Small Cap Portfolio                                Allocation Balanced Portfolio
                                                   (f/k/a Allocation Conservative Portfolio)

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2. The shares of beneficial interest of each series (each a "Portfolio" and collectively, the "Portfolios"), $.01 par value, are divided into three classes of shares, which are designated Class 1, Class 2 and Class 3.

3. That except to the extent otherwise provided by the Declaration of Trust, the Class 1, Class 2 and Class 3 shares of the Portfolios, and any other series of the Trust's shares of beneficial interest (unless otherwise provided in this Establishment and Designation or other charter document classifying or reclassifying such shares) shall represent an equal and proportionate interest in the assets belonging to the applicable series (subject to the liabilities of that series) and each share of a particular series shall have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that notwithstanding anything in the Declaration of Trust to the contrary;

      (a) the Class 1, Class 2 and Class 3 shares may be issued and sold subject to different sales loads, charges or other fees, whether initial, deferred or contingent, or any combination thereof, as the Board of Trustees may from time to time establish in accordance with the Investment Company Act of 1940, as amended (the "1940 Act") and the Conduct Rules adopted by NASD Regulation, Inc.;

      (b) the expenses, costs, charges, fees and other liabilities which are determined by or under the supervision of the Board of the Trustees of the Trust to be attributable to a particular class of shares of a particular series (including, without limitation, distraction expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) may be charged to that class and appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions, on the shares of the applicable class; and

      (c) the Class 1, Class 2 and Class 3 shares of the Portfolios may have such different exchange rights as the Board of Trustees shall provide in compliance with the 1940 Act.

                            (Signature Page Follows)

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      IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees, have hereunto set their hand as of the 26th day of May, 2005.

/s/ CARL D. COVITZ                           /s/ JANA W. GREER
------------------------                     --------------------------
Carl D. Covitz, Trustee                      Jana W. Greer, Trustee

/s/ MONICA C. LOZANO                         /s/ GILBERT T. RAY
-------------------------                    ----------------------------
Monica C. Lozano, Trustee                    Gilbert T. Ray, Trustee

/s/ ALLAN L. SHER                            /s/ BRUCE G. WILLISON
--------------------------                   -----------------------------
Allan L. Sher, Trustee                       Bruce G. Willison, Trustee

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